CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the combined Proxy Statement/Prospectus dated February 11, 2019 of LVIP Invesco Diversified Equity-Income Managed Volatility Fund and LVIP Invesco Select Equity Income Managed Volatility Fund (formerly, LVIP Invesco Select Equity Managed Volatility Fund) (each a series of Lincoln Variable Insurance Products Trust and, collectively, the “Funds”) included in this Registration Statement (Form N-14) of Lincoln Variable Insurance Products Trust, and the captions “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information dated May 1, 2018, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports dated February 22, 2018, on the financial statements and financial highlights included in the Funds’ 2017 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, PA

January 11, 2019